Exhibit 99.1

BM Technologies Announces Preliminary First Quarter 2022 Results

Term sheet executed with new BaaS partner

Net income expected to exceed $2.5M

Core EBITDA1 expected to exceed $8 million, beating consensus estimates

Q1 2022 average serviced deposits increased 60% year over year to $2.1 billion

RADNOR, Pa., May 16, 2022 (GLOBE NEWSWIRE) – BM Technologies, Inc. (NYSE American: BMTX) (the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers, today reported preliminary first quarter results for the three months ended March 31, 2022.

The company expects to report Core EBITDA1 in excess of $8 million for the quarter, which exceeds the consensus estimate, and strong revenues of approximately $25 million. The Company recently executed a term sheet with a significant new BaaS partner and expects to finalize a contract over the next approximately 90 days and provide details over the next few quarters.

PRELIMINARY FIRST QUARTER FINANCIAL AND BUSINESS HIGHLIGHTS:

●	Total revenue of approximately $25 million.

●	Net income expected to exceed $2.5 million, which includes $2.9 million of non-cash share-based compensation expense, $0.3 million of merger costs, and a $1.7 million gain on the private warrant liability.

●	1Q 2022 Core EBITDA expected to exceed $8 million, beating the consensus estimate.

●	The Company recently executed a term sheet with a significant new Banking-as-a-Service (BaaS) partner.

●	Average serviced deposits totaled $2.1 billion in Q1 2022; a 60% increase compared to Q1 2021. Average new business serviced deposits increased $0.7 billion, or 102% compared to Q1 2021 to $1.5 billion.

●	Debit card spend was $0.8 billion in Q1 2022, slightly below Q1 2021’s government stimulus driven peak. New business debit card spend increased 5% compared to Q1 2021.

●	Revenue per 90-day active account increased 20% year over year to approximately $54 in Q1 2022.

●	Approximately 115 thousand new accounts were opened in Q1 2022.

●	BMTX has signed agreements with six new colleges and universities year to date in 2022, providing over 40,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account. In addition, BMTX has signed four colleges and universities to its new Vendor Pay offering in 2022, and its first Vendor Pay school recently went live.

●	Our pending merger with First Sound Bank (“FSB”) is on track; the merger application has been filed and integration plans with First Sound Bank are ongoing. The merger is expected to close before year-end.

●	The Company had a cash balance in excess of $30 million at March 31, 2022.

1 Core EBITDA is a non-GAAP metric that adjusts net income to exclude interest, tax, depreciation and amortization, non-cash share-based compensation expense, and non-core items. In the first quarter of 2022 there is approximately $3 million of depreciation and amortization, $3 million of non-cash share-based compensation expense, a $2 million gain on the private warrant liability, $1 million of tax and $0.3 million of merger costs.

Commenting on the preliminary results, Luvleen Sidhu, BMTX’s Chair and Chief Executive Officer said, “Coming off of record results in 2021, we are excited by the continuing momentum in 2022 including the signing of a term sheet with a significant banking-as-a-service partner. We are actively working towards completion of our merger with FSB which we expect to close in the second half of this year. We believe the merger will provide significant benefits to our combined company in 2023 and beyond. Additionally, the company exceeded consensus estimates for Core EBITDA and finished the quarter strong with revenues of approximately $25 million and Core EBITDA exceeding $8 million in the first quarter. We also continue to expect to meet or exceed current consensus Core EBITDA estimates.”

On May 10, the company filed its 2021 annual report on form 10K. At the direction of the Audit Committee, the company has launched an RFP process to identify a new independent accounting firm. The company is actively engaged in this process and expects formal written proposals from several firms based on conversations to date. The company plans to release full first quarter financials and file its first quarter 2022 10Q after a new independent accounting firm is engaged and that firm has performed its first quarter 2022 review. Additionally, the company is proud to announce the expansion of its Board with the naming of John Dolan as a new Director. Mr. Dolan will also serve as chairperson of the Audit Committee. As a former community bank CEO and CFO, Mr. Dolan brings to the Board extensive financial and regulatory expertise.

The Company intends to announce the date and time of its first quarter earnings conference call in a subsequent press release.

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners, and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 750 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can also be found at www.bmtx.com.

BMTX recently announced the signing of a definitive agreement to merge with First Sound Bank, a Seattle, Washington-based business bank. The combined company, to be named BMTX Bank, will be a fintech-based bank focused on serving customers digitally nationwide. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the second half of 2022.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, such as core EBITDA. This non-GAAP measure is included because the Company believes it may provide useful supplemental information for evaluating the Company’s underlying performance trends. This measure should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. The amounts necessary to reconcile this non-GAAP measure to the most directly comparable measure as reported in accordance with GAAP are included in footnote 1 of this document.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected finalization of a contract with a potential BaaS partner, completion date of the FSB merger and the expected benefits to the Company of that merger. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that we are unable to finalize a contract with the proposed BaaS partner, (2) the occurrence of any event, change or other circumstances (including the failure of closing conditions) that could give rise to a delay in closing the FSB merger or the termination of the merger agreement, (3) the failure to obtain the necessary approval by the shareholders of the Company and FSB, (4) the inability to obtain required governmental approvals of the FSB merger, (5) the possibility that the costs, fees, expenses and charges related to the FSB merger may be greater than anticipated, (6) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the merger of the Company and FSB, (7) the risks relating to the integration of the Company’s and FSB’s operations, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (8) the risk of potential litigation or regulatory action related to the merger of the Company and FSBs,  Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond the Company’s (and in the case of the prospective merger with FSB, FSB’s) ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company or FSB to predict their occurrence or how they will affect the Company or FSB.

The Company qualifies all forward-looking statements by these cautionary statements.

Important Information About the Proposed Merger and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company. In connection with the Merger described herein, the Company will file relevant materials with the SEC, including a definitive proxy statement for the Company’s shareholders. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT BMTX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FSB AND THE TRANSACTIONS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to BM Technologies, Inc. at 201 King of Prussia Road, Suite 350, Wayne, PA 19087.

Participants in Solicitation

The Company and FSB and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company common stock in respect of the proposed transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s definitive proxy materials filed with the SEC in connection with its prospective 2022 annual meeting of shareholders scheduled to take place on June 15, 2022, filed with the SEC on May 2, 2022, as those materials may be amended or supplemented. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

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